Exhibit 99.1

Wayfair Announces Fourth Quarter and Full Year 2015 Results

Q4 Direct Retail Revenue Growth of 97.8% Year over Year to $685.6 million
Q4 Total Net Revenue Growth of 81.0% Year over Year to $739.8 million
Full Year 2015 Total Net Revenue Growth of 70.6% to $2.25 billion
5.4 million Active Customers, up 66.6% Year over Year

BOSTON, MA — February 25, 2016 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for home furnishings and décor, today reported financial results for its fourth quarter and full year ended December 31, 2015.

Fourth Quarter 2015 Financial Highlights

•	Direct Retail revenue, consisting of sales generated primarily through the sites of Wayfair’s five brands, increased $338.9 million to $685.6 million, up 97.8% year over year

•	Total net revenue increased $331.2 million to $739.8 million, up 81.0% year over year

•	Gross profit was $175.7 million or 23.8% of total net revenue, compared to 24.1% of total net revenue in the same quarter last year

•	Adjusted EBITDA was $2.8 million or 0.4% of total net revenue

•	GAAP net loss was $15.5 million

•	GAAP basic and diluted net loss per share was $0.18

•	Non-GAAP diluted net loss per share was $0.07

•	Non-GAAP free cash flow was $78.0 million

•	At the end of the fourth quarter, cash, cash equivalents, and short-term and long-term investments totaled $466.0 million

Full Year 2015 Financial Highlights

•	Direct Retail revenue increased $938.6 million to $2.0 billion, up 85.2% year over year

•	Total net revenue increased $930.9 million to $2.25 billion, up 70.6% year over year

•	Adjusted EBITDA was negative $15.9 million or negative 0.7% of total net revenue

•	GAAP net loss was $77.4 million

•	Non-GAAP free cash flow was $72.9 million

“We are excited to report an incredibly strong fourth quarter and tremendous overall growth for Wayfair in 2015 with the business reaching $2.25 billion in full year net revenues,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. “We continue to grow both our new customer base and our repeat business with an exceptional shopping experience that redefines what is possible in home retail. We remain firmly focused on delighting our customers as we continue to innovate and raise the bar in terms of selection, service and design inspiration. We look forward to making great strides in 2016 as we continue to build the Wayfair brand in the United States and ramp up our investment in Europe and Canada.”

Other Fourth Quarter and Full Year Highlights

•	The number of active customers in our Direct Retail business reached 5.4 million as of December 31, 2015, up 66.6% year over year

•	LTM net revenue per active customer increased to $381, up 11.4% year over year

•	Orders per customer, measured as LTM orders divided by active customers, increased to 1.71 for the fourth quarter, up from 1.63 year over year

•	Repeat customers placed 54.3% of total orders in the fourth quarter of 2015, compared to 50.3% in the fourth quarter of 2014

•	Repeat customers placed 1.7 million orders in the fourth quarter of 2015, an increase of 96.1% year over year

•	For the full year 2015, repeat customers placed 5.0 million orders, an increase of 92.3% year over year

•	Orders delivered in the fourth quarter of 2015 were 3.1 million, an increase of 81.7% year over year

•	For the Full Year 2015, orders delivered were 9.2 million, an increase of 75.1% year over year

•	Average order value was $222 for the fourth quarter of 2015, an increase of 8.8% year over year

•	In the fourth quarter of 2015, 36.4% of total orders delivered for our Direct Retail business were placed via a mobile device, up from 29.7% in the fourth quarter of 2014

Conference Call

Wayfair will host a conference call and webcast to discuss its fourth quarter and full year 2015 financial results today at 8:00 a.m. (ET). Investors and participants can access the call by dialing (877) 201-0168 in the U.S. and (647) 788-4901 internationally. The passcode for the conference line is 37085597. The call will also be available via live webcast at investor.wayfair.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.

About Wayfair

Wayfair Inc. offers an extensive selection of home furnishings and décor across all styles and price points. The Wayfair family of brands includes:

•	Wayfair.com, an online destination for all things home

•	Joss & Main, where beautiful furniture and finds meet irresistible savings

•	AllModern, a go-to online source for modern design

•	DwellStudio, a design house for fashion-forward modern furnishings

•	Birch Lane, a collection of classic furnishings and timeless home décor

Wayfair generated $2.25 billion in net revenues for full year 2015. The company employed 3,809 people as of December 31, 2015 and is headquartered in Boston, Massachusetts with operations throughout North America and Europe.

Media Relations Contact:
Jane Carpenter, 617-502-7595
jcarpenter@wayfair.com

Investor Relations Contact:
Kate Gulliver, 617-880-8108
IR@wayfair.com

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statement regarding the growth of the brand in 2016. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to acquire new customers, our ability to sustain and/or manage our growth, our ability to increase our total net revenue per active customer, our ability to build and maintain strong brands and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. The forward-looking statements included in this earnings release represent the Company’s views as of the date of this earnings release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement Wayfair’s unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue (“Adjusted EBITDA Margin”), free cash flow and non-GAAP net loss and diluted net loss per share. Wayfair uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Wayfair’s ongoing operational performance. Wayfair has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as loss before depreciation and amortization, equity-based compensation and related taxes, interest and other income and expense and provision for income taxes. Wayfair has included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by its management and its board of managers to evaluate its operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitate operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, Wayfair believes that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of managers.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities less net cash used to purchase property and equipment including leasehold improvements and site and software development costs. Wayfair believes free cash flow is an important indicator of Wayfair’s business performance, as it measures the amount of cash it generates. Accordingly, Wayfair believes that free cash flow provides useful information to investors and others in understanding and evaluating its operating results in the same manner as its management.

Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss attributable to common stockholders plus accretion of convertible redeemable preferred units, equity-based compensation and related taxes, (benefit from) provision for income taxes, and non-recurring items divided by weighted average shares. Wayfair believes that adding back accretion of convertible redeemable preferred units, equity-based compensation expense and related tax and (benefit from) provision for income taxes, and non-recurring items as adjustments to its GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

Wayfair does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Wayfair may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in its industry.

The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated (in thousands):

	Three months ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Reconciliation of Adjusted EBITDA
Net loss	$(15,495)	$(72,554)	$(77,443)	$(148,098)
Depreciation and amortization	9,095	7,565	32,446	22,003
Equity based compensation and related taxes	9,727	57,716	32,975	63,244
Interest (income), net	(387)	(128)	(1,284)	(350)
Other (income) expense, net	(176)	84	(2,718)	489
Provision for income taxes	64	99	95	175
Adjusted EBITDA	$2,828	$(7,218)	$(15,929)	$(62,537)

Net revenue	$739,790	$408,619	$2,249,885	$1,318,951
Adjusted EBITDA Margin	0.4%	(1.8)%	(0.7)%	(4.7)%

A reconciliation of GAAP net loss attributable to common stockholders to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows (in thousands, except per share data):

	Three months ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net loss attributable to common stockholders	$(15,495)	$(58,122)	$(77,443)	$(150,169)
Accretion of convertible redeemable preferred units	—	(14,432)	—	2,071
Equity based compensation and related taxes	9,727	57,716	32,975	63,244
Provision for income taxes	64	99	95	175
Other (1)	—	—	(2,997)	—
Non-GAAP net loss	$(5,704)	$(14,739)	$(47,370)	$(84,679)
Non-GAAP net loss per share, basic and diluted	$(0.07)	$(0.18)	$(0.57)	$(1.02)
Weighted average common shares outstanding, basic and diluted	84,191	80,078	83,726	50,642
Adjustment to reflect the issuance of shares in connection with the IPO, conversion of preferred stock and vesting of equity compensation (2)	—	2,943	—	32,379
Non-GAAP Weighted average shares used to compute diluted net loss per share	84,191	83,021	83,726	83,021

(1) In the three months and year ended December 31, 2015, we recorded zero and $3.0 million gain, respectively, from the sale of our Australian business. Because the sale was unrelated to current operations, non-recurring, and neither comparable to prior periods or predictive of future results, we have chosen to exclude it from the non-GAAP net loss in evaluating management performance. We recorded this expense in "Other income (expense), net” in the unaudited consolidated and condensed statements of operations.
(2) Weighted average shares used to compute non-GAAP diluted net loss per share for the three and twelve months ended December 31, 2014 includes the impact of share issuances and share conversions at our initial public offering and through December 31, 2014 as if they occurred at the beginning of the 2014 periods presented.

The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities for each of the periods indicated (in thousands):

	Three months ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net cash provided by operating activities	$90,366	$54,962	$135,121	$4,125
Purchase of property, equipment, and leasehold improvements	(7,953)	(687)	(44,648)	(31,855)
Site and software development costs	(4,429)	(3,487)	(17,536)	(14,130)
Free cash flow	$77,984	$50,788	$72,937	$(41,860)

Key Financial and Operating Metrics (in thousands, except LTM Net Revenue per Active Customer and Average Order Value)

	Three months ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Consolidated Financial Metrics
Net Revenue	$739,790	$408,619	$2,249,885	$1,318,951
Adjusted EBITDA	$2,828	$(7,218)	$(15,929)	$(62,537)
Free cash flow	$77,984	$50,788	$72,937	$(41,860)
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$685,573	$346,650	$2,040,238	$1,101,686
Active Customers	5,360	3,217	5,360	3,217
LTM Net Revenue per Active Customer	$381	$342	$381	$342
Orders Delivered	3,091	1,701	9,170	5,237
Average Order Value	$222	$204	$222	$210

WAYFAIR INC.

CONSOLIDATED AND CONDENSED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	December 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$334,176	$355,859
Short-term investments	51,895	60,000
Accounts receivable, net of allowance of $2,767 and $2,545 at December 31, 2015 and December 31, 2014, respectively	9,906	5,949
Inventories	19,900	19,798
Prepaid expenses and other current assets	76,446	45,262
Total current assets	492,323	486,868
Property and equipment, net	112,325	60,639
Goodwill and intangible assets, net	3,702	6,478
Long-term investments	79,883	—
Other noncurrent assets	6,348	1,538
Total assets	$694,581	$555,523
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$270,913	$147,873
Accrued expenses	51,560	42,335
Deferred revenue	50,884	26,784
Other current liabilities	23,669	15,600
Total current liabilities	397,026	232,592
Other liabilities	55,010	17,392
Total liabilities	452,036	249,984

Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at December 31, 2015 and December 31, 2014	—	—
Stockholders’ equity:
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 45,814,237 and 37,002,874 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	46	37
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 38,496,562 and 46,179,192 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	38	46
Additional paid-in capital	378,162	363,944
Accumulated deficit	(135,565)	(58,122)
Accumulated other comprehensive loss	(136)	(366)
Total stockholders’ equity	242,545	305,539
Total liabilities and stockholders’ equity	$694,581	$555,523

WAYFAIR INC.

CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net revenue	$739,790	$408,619	$2,249,885	$1,318,951
Cost of goods sold (1)	564,088	310,209	1,709,161	1,007,853
Gross profit	175,702	98,410	540,724	311,098
Operating expenses:
Customer service and merchant fees (1)	25,813	18,483	81,230	55,804
Advertising	87,975	54,806	278,224	191,284
Merchandising, marketing and sales (1)	32,018	38,245	106,149	80,113
Operations, technology, general and administrative (1)	45,693	59,143	155,580	130,701
Amortization of acquired intangible assets	197	232	891	980
Total operating expenses	191,696	170,909	622,074	458,882
Loss from operations	(15,994)	(72,499)	(81,350)	(147,784)
Interest income, net	387	128	1,284	350
Other income (expense), net	176	(84)	2,718	(489)
Loss before income taxes	(15,431)	(72,455)	(77,348)	(147,923)
(Benefit from) provision for income taxes	64	99	95	175
Net loss	(15,495)	(72,554)	(77,443)	(148,098)
Accretion of convertible redeemable preferred units	—	14,432	—	(2,071)
Net loss attributable to common stockholders	$(15,495)	$(58,122)	$(77,443)	$(150,169)
Net loss attributable to common stockholders per share, basic and diluted	$(0.18)	$(0.73)	$(0.92)	$(2.97)
Weighted average common shares outstanding, basic and diluted	84,191	80,078	83,726	50,642

(1) Includes equity based compensation and related taxes as follows:

Cost of goods sold	$34	$369	$280	$369
Customer service and merchant fees	264	2,012	1,007	2,265
Merchandising, marketing and sales	4,952	24,460	15,436	28,514
Operations, technology, general and administrative	4,477	30,875	16,252	32,096
	$9,727	$57,716	$32,975	$63,244

WAYFAIR INC.

CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities
Net loss	$(77,443)	$(148,098)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	32,446	22,003
Equity based compensation	31,015	60,809
Gain on sale of a business	(2,997)	—
Other non-cash adjustments	3,027	570
Changes in operating assets and liabilities:
Accounts receivable	(4,033)	1,741
Inventories	(131)	(4,835)
Prepaid expenses and other current assets	(29,513)	(20,143)
Accounts payable and accrued expenses	135,855	59,521
Deferred revenue and other liabilities	47,031	32,616
Other assets	(136)	(59)
Net cash provided by operating activities	135,121	4,125

Cash flows from investing activities
Purchase of short-term and long-term investments	(207,303)	(135,000)
Sale and maturities of short-term investments	133,596	125,019
Purchase of property and equipment	(44,648)	(31,855)
Site and software development costs	(17,536)	(14,130)
Cash received from the sale of a business (net of cash sold)	2,860	—
Other investing activities, net	(4,697)	531
Net cash used in investing activities	(137,728)	(55,435)

Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(19,111)	(27,985)
Net proceeds from exercise of stock options	495	12
Net proceeds from issuance of Series B convertible redeemable preferred units	—	154,774
Repurchase of common units	—	(23,500)
Dividends paid to Series A convertible redeemable preferred holders	—	(39,516)
Repurchase of employee equity	—	(5,528)
Proceeds from initial public offering, net of fees	—	282,893
Net cash (used in) provided by financing activities	(18,616)	341,150
Effect of exchange rate changes on cash and cash equivalents	(460)	730
Net (decrease) increase in cash and cash equivalents	(21,683)	290,570
Cash and cash equivalents
Beginning of year	355,859	65,289
End of year	$334,176	$355,859